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                                                                   Exhibit 10.2

                         MANAGEMENT CONSULTANT AGREEMENT
                         -------------------------------

The following agreement is hereby entered into between Joel Morganroth, M.D., PC (hereinafter known as "Consultant") and Premier Research Worldwide, (together with its affiliated corporations hereinafter known as the "Company") and having its principal offices at 124-34 South 15th St., Philadelphia, PA 19102.


1.         SCOPE OF PROJECT
           ----------------

           a) Consultant agrees to serve as Medical Director and/or principal investigator and to advise the Company on matters related to the successful operation of the Company's Clinical Research Unit.

           b) Consultant agrees to provide medical interpretation for diagnostic tests as such reading is from time to time required.

2.         ETHICAL CONDUCT
           ---------------

           Consultant will conduct himself in a professional and ethical manner at all times and will comply with all Company policies as well as all State and Federal regulations and laws as they may apply to the services, products, and business of the Company.


3.         COMPENSATION
           ------------

           a) Fees shall be $144,000, prepaid in twelve equal installments on the 15th of each month.

           b) Consultant will be reimbursed for reasonable out of pocket disbursements properly documented.

           c) Consultant agrees to carry standard malpractice insurance with limits of 1M, 3M.

           d) Consultant agrees to maintain his medical licenses as required to carry out the duties described herein.

           e) Consultant shall be acting as an independent contractor and not as an employee of the Company. Payment of any tax and/or social security liabilities relative to this compensation shall be the responsibility of Consultant.


4.         NON-DISCLOSURE
           --------------

           Consultant acknowledges that consultancy for the Company, requires him to have access to confidential information and material belonging to the Company, including customer lists, contracts, proposals, operating procedures, and trade secrets. Upon termination of the


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           consulting relationship for any reason, Consultant agrees to return to the Company any such confidential information and material in his possession with no copies thereof retained. Consultant further agrees, whether during the term of this agreement with the Company or any time after the termination thereof (regardless of the reason for such termination), he will not disclose nor use in any manner, any confidential or other material relating to the business, operations, or prospects of the Company except as authorized in writing by the Company.


5.         INVENTIONS
           ----------

           a) Consultant agrees to promptly disclose to the Company each discovery, improvement, or invention conceived, made, or reduced to practice during the term of this agreement. Consultant further agrees to grant to the Company the entire interest in all of such discoveries, improvements, and inventions and to sign all patent/copyright applications or other documents needed to implement the provisions of this paragraph without additional consideration. Consultant further agrees that all works of authorship subject to statutory copyright protection developed jointly or solely, while engaged as a Consultant shall be considered property of the Company and any copyright thereon shall belong to the Company. Any invention, discovery, or improvement conceived, made, or disclosed, during the one year period following the termination of this agreement shall be deemed to have been made, conceived, or discovered during the term hereof.

           b) If publication of data generated from studies conducted under the auspices of the Company is anticipated, Consultants agrees to obtain permission from the Company for such publication.


6.         NO CURRENT CONFLICT
           -------------------

           Consultant hereby assures the Company that he is not currently restricted by any existing employment, consulting, or non-compete agreement that would conflict with the terms of this Agreement.


7.         TERM OF AGREEMENT
           -----------------

           The term of this Agreement is one year commencing from 1 January 1997 and will continue from year to year unless terminiated.


8.          TERMINATION
            -----------

           a) The Company may terminate consulting services at any time without the need to show cause upon 60 days written notice to Consultant.


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           b)     The Company may terminate consulting services without notice for failure to meet obligations under the Agreement. The following, as determined by the Company in its reasonable judgment, shall constitute failure to meet these obligations:

                  (1) Consultant's failure to perform services defined under the scope of the project.

                  (2) Any misconduct which is injurious to the business or interests of the Company.

                  (3) Violation of any federal, state, or local law applicable to the business of the Company.

                  (4)  Any material breach of this agreement.

           c) Consultant may terminate at any time upon 60 days written notice to the Company.


9.         MISCELLANEOUS
           -------------

           a) This Agreement and any disputes arising herefrom shall be governed by New Jersey law.

           b) In the event that any provision of this Agreement is held to be invalid or unenforceable for any reason, including without limitation the geographic or business scope or duration thereof, this Agreement shall be construed as if such provision had been more narrowly drawn so as not to be invalid or unenforceable.

           c) This Agreement supersedes all prior agreements, arrangements, and understandings, written or oral, relating to the subject matter.

           d) The failure of either party at any time or times to require performance of any provision hereof shall in no way affect the right at a later time to enforce the same.


         For Consultant:                              For the Company:


         ------------------------------               --------------------------


         Date:                                        Date:


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